As filed with the United States Securities and Exchange Commission on September 24, 2014

Registration No. 333-181927

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

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CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana	35‑0257090
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

500 Jackson Street

Box 3005

Columbus, Indiana 47202-3005

(Address, Including Zip Code, of Principal Executive Offices)

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Cummins Inc. 2012 Omnibus Incentive Plan

(Full Title of the Plan)

___________________

Sharon R. Barner

Vice President—General Counsel

500 Jackson Street

P.O. Box 3005

Columbus, Indiana 47202-3005

(812) 377-3609

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO: Mark Sifferlen Vice President - Ethics & Compliance and Corporate Secretary 500 Jackson Street P.O. Box 3005 Columbus, Indiana 47202-3005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if smaller reporting company)

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EXPLANATORY NOTE

        On June 6, 2012, Cummins Inc. (the “Company”) registered on a Form S-8 for the 2012 Omnibus Incentive Plan (the “Plan”) a total of 7,509,467 shares of its common stock, par value $2.50 per share.  The 7,509,467 shares consisted of 3,500,000 shares to be offered for the first time under the Plan and 4,009,467 shares that had been reserved for issuance but never offered under the Cummins Inc. 2003 Stock Incentive Plan and that were transferred to the Plan when the Plan was approved by shareholders in May 2012.  The Form S-8 indicated that the registration fee that the Company paid in June 2012 was calculated solely on the basis of the 3,500,000 shares to be offered for the first time under the Plan and that no additional fee was paid with respect to the 4,009,467 shares that were transferred to the Plan.  The Company subsequently paid a registration fee of $43,270 with respect to the 4,009,467 shares that were transferred to the Plan and is filing this post-effective amendment to reflect the payment of such fee.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 24th day of September, 2014.

CUMMINS INC.
By: /s/ Marsha L. Hunt
Marsha L. Hunt
Vice President – Corporate Controller

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons on September 24, 2014 in the capacities indicated.

Signature	Title

* N. Thomas Linebarger	Director and Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

* Patrick J. Ward	Vice President – Chief Financial Officer (Principal Financial Officer)

/s/ Marsha L. Hunt Marsha L. Hunt	Vice President – Corporate Controller (Principal Accounting Officer)

* Robert J. Bernhard	Director

* Franklin R. Chang Diaz	Director

* Stephen B. Dobbs	Director

* Robert K. Herdman	Director

* Alexis M. Herman	Director

* William I. Miller	Director

* Georgia R. Nelson	Director

* By:   /s/ Marsha L. Hunt_________

                Marsha L. Hunt

                Attorney-in-fact

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